Exhibit 3(a)


                     CERTIFICATE OF AMENDMENT
                              TO THE
                RESTATED ARTICLES OF INCORPORATION
                                OF
                     SHOWBIZ PIZZA TIME, INC.

     SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under and by virtue of the laws of the State of Kansas, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of said corporation on April 16, 1998, resolutions were duly adopted setting forth proposed amendments to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held on June 25, 1998, with the recommendation by the Board of Directors that the stockholders approve said amendments. The proposed amendments set forth in said resolutions of the Board of Directors are as follows:

     Amendment No. 1 to Restated Articles of Incorporation.
     ------------------------------------------------------

     ARTICLE FIRST of the Restated Articles of Incorporation shall be amended to read in its entirety as follows:

          FIRST.    The name of the corporation is:

                     CEC Entertainment, Inc.

     Amendment No. 2 to Restated Articles of Incorporation.
     ------------------------------------------------------

     The first paragraph of ARTICLE FOURTH of the Restated Articles of Incorporation of the Corporation shall be amended to read in its entirety as follows:

          FOURTH. The total number of shares of stock that the corporation shall have authority to issue is One Hundred Million Five Hundred Forty-Nine Thousand Five Hundred Seventy (100,549,570) shares, which shall be divided into three (3) classes as follows: (I) Forty-Nine Thousand Five Hundred Seventy (49,570) shares of
     Class A Preferred Stock, of the par value of Sixty
     Dollars ($60.00) each (hereinafter "Preferred A Shares");
     (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter "Preferred B Shares"); and
     One Hundred Million (100,000,000) shares of Common Stock, of the par value of Ten Cents ($0.10) each (hereinafter "Common Shares"). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on June 25, 1998, upon notice in accordance with Section 17-6512 of the Kansas General Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.


     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 17-6602 of the Kansas General
Corporation Code.

     IN WITNESS WHEREOF, ShowBiz Pizza Time, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Richard M. Frank, its Chairman of the Board and Chief Executive Officer, and Marshall R. Fisco, Jr., its Secretary, and each of them does hereby affirm and acknowledge, under penalty of perjury, that to the best of their knowledge this Certificate of Amendment is the act and deed of said corporation and that the facts stated herein are true.

     DATED:  June 25, 1998


                                        SHOWBIZ PIZZA TIME, INC.

[SEAL]
                                        By: /s/ Richard M. Frank
                                        ------------------------
                                        Richard M. Frank
                                        Chairman of the Board and
                                        Chief Executive Officer

ATTEST:


/s/ Marshall R. Fisco, Jr.
--------------------------
     Marshall R. Fisco, Jr.
     Secretary


THE STATE OF TEXAS  s
                    S
COUNTY OF DALLAS    s

     BEFORE ME, the undersigned authority, on this day personally appeared Richard M. Frank, and Marshall R. Fisco, Jr., Chairman of the Board and Chief Executive Officer, and Secretary, respectively, of ShowBiz Pizza Time, Inc., a Kansas corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 25th day of
June, 1998.

                                        -----------------------
                                        Notary Public in and for
                                             the State of Texas

My commission expires:

---------------------